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                                  EXHIBIT 12.1
                     COLEMAN ESCROW CORP. AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                           YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                          DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                              1992            1993            1994            1995
                                                          ------------    ------------    ------------    ------------
Earnings before income taxes...........................     $ 95,668        $ 42,301        $ 16,012        $ 29,151
Plus: Fixed charges....................................       17,889          27,934          49,090          65,220
                                                          ------------    ------------    ------------    ------------
Earnings available to cover fixed charges..............      113,557          70,235          65,102          94,371
                                                          ------------    ------------    ------------    ------------
Fixed charges:
  Interest expense, gross..............................       14,807          23,915          44,122          59,366
  Amortization of deferred charges.....................          954           1,177           1,795           2,012
  Portion of rents representative of an interest
     factor............................................        2,128           2,842           3,173           3,842
                                                          ------------    ------------    ------------    ------------
Fixed charges..........................................     $ 17,889        $ 27,934        $ 49,090        $ 65,220
                                                          ------------    ------------    ------------    ------------
Ratio of earnings to fixed charges.....................         6.35x           2.51x           1.33x           1.45x
                                                          ------------    ------------    ------------    ------------
                                                          ------------    ------------    ------------    ------------
Deficiency of earnings to fixed charges................


                                                                                                                    PRO FORMA
                                                                           THREE MONTHS ENDED       PRO FORMA      THREE MONTHS
                                                          YEAR ENDED     ----------------------     YEAR ENDED        ENDED
                                                         DECEMBER 31,    MARCH 31,    MARCH 31,    DECEMBER 31,     MARCH 31,
                                                             1996          1996         1997           1996            1997
                                                         ------------    ---------    ---------    ------------    ------------
Earnings before income taxes...........................    $(86,113)      $17,223      $(8,917)     $ (107,063)      $(14,752)
Plus: Fixed charges....................................      83,086        18,597       23,077         101,036         28,182
                                                         ------------    ---------    ---------    ------------    ------------
Earnings available to cover fixed charges..............      (3,027)       35,820       14,160          (6,027)        13,430
                                                         ------------    ---------    ---------    ------------    ------------
Fixed charges:
  Interest expense, gross..............................      76,078        17,039       21,144          91,901         25,717
  Amortization of deferred charges.....................       2,287           554          618           4,414          1,150
  Portion of rents representative of an interest
     factor............................................       4,721         1,004        1,315           4,721          1,315
                                                         ------------    ---------    ---------    ------------    ------------
Fixed charges..........................................    $ 83,086       $18,597      $23,077      $  101,036       $ 28,182
                                                         ------------    ---------    ---------    ------------    ------------
Ratio of earnings to fixed charges.....................                      1.93x
                                                                         ---------
                                                                         ---------
Deficiency of earnings to fixed charges................    $(86,113)                   $(8,917)     $ (107,063)      $(14,752)
                                                         ------------                 ---------    ------------    ------------
                                                         ------------                 ---------    ------------    ------------
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